Exhibit 10.4

AMENDMENT

TO THE

HONEYWELL INTERNATIONAL INC. SEVERANCE PLAN

FOR SENIOR EXECUTIVES

Pursuant to the authority granted to proper officers of Honeywell International Inc. (the “Company”) by the Board of Directors of the Company on September 26, 2008, effective September 26, 2008, the Honeywell International Inc. Severance Plan for Senior Executives (the “Plan”) shall be amended in the following particulars:

1.           By replacing the definition of “Gross Cause” in Part I of the Plan in its entirety with the following definition effective immediately:

“‘Gross Cause’ means any of the following: (i) clear and convincing evidence of a significant violation of the Company’s Code of Business Conduct; (ii) the misappropriation, embezzlement or willful destruction of Company property of significant value; (iii)(A) the willful failure to perform, (B) gross negligence in the performance of, or (C) intentional misconduct in the performance of, significant duties that results in material harm to the business of the Company; (iv) the conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised); or (v) clear and convincing evidence of the willful falsification of any financial records of the Company that are used in compiling the Company’s financial statements or related disclosures, with the intent of violating Generally Accepted Accounting Principles or, if applicable, International Financial Reporting Standards. In the case of a determination under Part I of the Plan, Gross Cause shall be determined (i) by the Chief Executive Officer of the Company, with the concurrence of the Company’s Board of Directors and with the advice of the Company’s functional leaders with expertise in such matters, with respect to any officer of the Company elected by the Board of Directors, and (ii) by the Plan Administrator, with the advice of the Company’s functional leaders with expertise in such matters, with respect to all other Plan Participants.”

2.           By replacing the definition of “Gross Cause” in Part II of the Plan in its entirety with the following definition effective immediately:

“‘Gross Cause’ means any of the following: (i) clear and convincing evidence of a significant violation of the Company’s Code of Business Conduct; (ii) the misappropriation, embezzlement or willful destruction of Company property of significant value; (iii)(A) the willful failure to perform, (B) gross negligence in the performance of, or (C) intentional misconduct in the performance of, significant duties that results in material harm to the business of the Company; (iv) the conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised); or (v) clear and convincing evidence of the willful falsification of any financial records of the Company that are used in compiling the Company’s financial statements or related disclosures, with the intent of violating Generally Accepted Accounting Principles or, if applicable, International Financial Reporting Standards. In the case of a determination under Part II of the Plan, Gross Cause shall be determined by the New Plan Administrator.”

HONEYWELL INTERNATIONAL INC.

/s/ Mark James
Mark James
Senior Vice President – Human Resources and
Communications

Dated: October 16, 2008